                                   EXHIBIT 11

                   CHEMED CORPORATION AND SUBSIDIARY COMPANIES

               COMPUTATIONS OF EARNINGS PER COMMON SHARE AS SHOWN
                          IN ANNUAL REPORT ON FORM 10-K

                      (in thousands except per share data)


                                                                           1994
                                                              --------------------------
                                                              Income from
                                                              Continuing
                                                              Operations     Net Income
----------------------------------------------------------------------------------------
Computation of Earnings per Common and Common Equivalent
Share:  (a)
Reported income ........................................        $14,532        $43,922
                                                                =======        =======
Average number of shares used to compute
  earnings per common share ............................          9,856          9,856
Effect of unexercised stock options ....................             59             59
                                                                -------        -------
Average number of shares used to compute  earnings per
common and common equivalent share .....................        $ 9,915        $ 9,915
                                                                =======        =======

Earnings per common and common
  equivalent share .....................................        $  1.47        $  4.43
                                                                =======        =======

Computation of Earnings per Common Share Assuming Full
Dilution:  (a)
Reported income ........................................        $14,532        $43,922
                                                                =======        =======
Average number of shares used to compute
  earnings per common share ............................          9,856          9,856
Effect of unexercised stock options ....................             68             68
                                                                -------        -------

Average number of shares used to compute
  earnings per common share assuming full dilution .....          9,924          9,924
                                                                =======        =======
Earnings per share assuming full dilution ..............        $  1.46        $  4.43
                                                                =======        =======

(a) This calculation is submitted in accordance with Regulation S-K Item 601(b)(11) although not required by APB Opinion No. 15 because it results in dilution of less than 3 percent.

                                   EXHIBIT 11

                                   (Continued)

                   CHEMED CORPORATION AND SUBSIDIARY COMPANIES

               COMPUTATIONS OF EARNINGS PER COMMON SHARE AS SHOWN
                          IN ANNUAL REPORT ON FORM 10-K
                      (in thousands except per share data)

                                                                         1995
                                                              --------------------------
                                                              Income from
                                                              Continuing
                                                              Operations     Net Income
----------------------------------------------------------------------------------------
Computation of Earnings per Common and Common Equivalent
Share:  (a)
Reported income ........................................        $20,439        $23,182
                                                                =======        =======

Average number of shares used to compute
  earnings per common share ............................          9,861          9,861
Effect of unexercised stock options ....................             50             50
                                                                -------        -------
Average number of shares used to compute  earnings per
common and common equivalent share .....................        $ 9,911        $ 9,911
                                                                =======        =======
Earnings per common and common
  equivalent share .....................................        $  2.06        $  2.34
                                                                =======        =======


Computation of Earnings per Common Share Assuming Full
Dilution:  (a)
Reported income ........................................        $20,439        $23,182
                                                                =======        =======
Average number of shares used to compute
  earnings per common share ............................          9,861          9,861
Effect of unexercised stock options ....................             83             83
                                                                -------        -------
Average number of shares used to compute
  earnings per common share assuming full dilution .....          9,944          9,944
                                                                =======        =======
Earnings per share assuming full dilution ..............        $  2.06        $  2.33
                                                                =======        =======
---------------

(a)     This calculation is submitted in accordance with Regulation S-K Item
        601(b)(11) although not required by APB Opinion No. 15 because it results in dilution of less than 3 percent.

                                   EXHIBIT 11
                                   (Continued)

                   CHEMED CORPORATION AND SUBSIDIARY COMPANIES
               COMPUTATIONS OF EARNINGS PER COMMON SHARE AS SHOWN
                          IN ANNUAL REPORT ON FORM 10-K
                      (in thousands except per share data)

                                                                         1996
                                                              --------------------------
                                                              Income from
                                                              Continuing
                                                              Operations     Net Income
----------------------------------------------------------------------------------------
Computation of Earnings per Common and Common Equivalent
Share:  (a)
Reported income ........................................        $31,728        $32,328
                                                                =======        =======
Average number of shares used to compute
  earnings per common share ............................          9,836          9,836
Effect of unexercised stock options ....................             59             59
                                                                -------        -------
Average number of shares used to compute  earnings per
common and common equivalent share .....................          9,895          9,895
                                                                =======        =======
Earnings per common and common
  equivalent share .....................................        $  3.21        $  3.27
                                                                =======        =======


Computation of Earnings per Common Share Assuming Full
Dilution:  (a)

Reported income ........................................        $31,728        $32,328
                                                                =======        =======
Average number of shares used to compute
  earnings per common share ............................          9,836          9,836
Effect of unexercised stock options ....................             60             60
                                                                -------        -------
Average number of shares used to compute
  earnings per common share assuming full dilution .....          9,896          9,896
                                                                =======        =======
Earnings per share assuming full dilution ..............        $  3.21        $  3.27
                                                                =======        =======

--------------

(a) This calculation is submitted in accordance with Regulation S-K Item 601(b)(11) although not required by APB Opinion No. 15 because it results in dilution of less than 3 percent.